SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2007 (October 8, 2007)

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1310 West Wall
Midland, Texas 79701
(Address of Principal Executive Offices)

432-687-1131
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2007, Messrs. C. Scott Wilson, Thomas Kelly, Raoul Baxter and Kenneth Levy resigned from our board of directors. The resignation of these individuals was not as a result of a disagreement with United Heritage Corporation on any matter relating to its operations, policies or practices. Mr. Thomas Kelly and Mr. Raoul Baxter were members of our Audit Committee.

On October 8, 2007 Messrs. Joseph F. Langston, Jr., Theodore D. Williams and Paul K. Hickey were appointed to our board of directors. Mr. Williams is also a director of Lothian Oil, Inc. The board of directors has determined that both Mr. Williams and Mr. Hickey meet the definition of “independence” set forth in Nasdaq Marketplace Rule 4200(a)(15). The board of directors also determined that Mr. Williams and Mr. Hickey meet the criteria set forth in Marketplace Rule 4350(d)(2), and have appointed them to our Audit Committee in place of Mr. Kelly and Mr. Baxter.

Also on October 8, 2007, Mr. Wilson and Mr. Levy were terminated from their positions as Chief Executive Officer and Chief Financial Officer, respectively, and Mr. Langston was appointed as our interim Chief Executive Officer, interim President and interim Chairman of our board of directors and as our Chief Financial Officer and Treasurer.

From 1995 through the present, Mr. Langston has been the founder and executive officer of Langston Investments, Inc. based in Dallas Texas. Langston Investments, Inc. specializes in private investment banking for mid-sized companies. Mr. Langston received his Bachelor of Business Administration Degree in accounting and finance from the University of Texas at Arlington in 1974 and became a certified public accountant in 1978.

There are no family relationships between Messrs. Hickey, Williams and Langston and no family relationships between Messrs. Hickey, Williams and Langston and the other directors on our board of directors.

We have not entered into any transactions with Messrs. Hickey, Williams and Langston that we would be required to disclose in accordance with Item 404(a) of Regulation S-B. Other than the agreement described below, we have not entered into any material plan, contract or arrangement, oral or written, to which Mr. Langston is a party in connection with his appointment.

As an inducement to having Mr. Langston provide his services as an officer to us, we agreed to issue 30,000 shares of our common stock to him. We have also agreed to pay Mr. Langston $2,500 in cash per month.

Item 9.01 Financial Statements and Exhibits

Exhibit 99 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2007

UNITED HERITAGE CORPORATION

By:	/s/ Joseph F. Langston Jr.,
Joseph F. Langston Jr.,
Interim Chief Executive Officer